UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 W. 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant's Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 29, 2013, AZZ completed its acquisition (the “Acquisition”) of Aquilex Specialty Repair and Overhaul LLC, a Delaware limited liability company (“Aquilex SRO”), pursuant to the terms of the Securities Purchase Agreement dated February 22, 2013 (the “Purchase Agreement”) by and among Aquilex SRO, Aquilex LLC, a Delaware limited liability company, AZZ, Arbor-Crowley, Inc., a Delaware corporation and wholly-owned subsidiary of AZZ, and the other parties identified therein. The purchase price paid by AZZ in connection with the Acquisition was $276.9 million, subject to adjustment as more fully described in the Purchase Agreement, which purchase price was paid using funds borrowed by AZZ under our existing Credit Agreement.
This Form 8-K/A is being filed to provide the financial statements described below.

SECTION 9                   FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)           FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS

Audited consolidated financial statements of Aquilex Specialty Repair and Overhaul LLC, a Delaware limited liability company (“Aquilex SRO”) as of December 31, 2012 (Successor) and 2011 (Predecessor) and for the periods February 3, 2012 to December 31, 2012 (Successor), January 1, 2012 to February 2, 2012 (Predecessor) and the year ended December 31, 2011 (Predecessor).

(b)           UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated balance sheet as of February 28, 2013 and the unaudited pro forma condensed combined consolidated statements of earnings for the fiscal year ended February 28, 2013 are based on the historical financial statements of AZZ and Aquilex SRO after giving effect to the acquisition of Aquilex SRO by AZZ and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.  On March 29, 2013 AZZ acquired control of Aquilex SRO and it became a wholly-owned subsidiary of AZZ.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by AZZ for illustrative purposes only and reflect the preliminary estimates and assumptions based on information available at the time of preparation, including preliminary fair value estimates of the intangible assets acquired and net liabilities assumed as discussed below.  The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of AZZ that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of AZZ.  The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies and/or cost savings that AZZ may achieve with respect to the combined companies.

AZZ and Aquilex SRO have different fiscal year ends.  Accordingly, the unaudited pro forma condensed combined consolidated balance sheet as of February 28, 2013 combines AZZ's historical audited consolidated condensed balance sheet as of February 28, 2013 and Aquilex SRO's historical audited condensed consolidated balance sheet as of December 31, 2012 (Successor) and is presented as if the acquisition of Aquilex SRO had occurred on February 28, 2013. The unaudited pro forma condensed combined consolidated statement of earnings for the fiscal year ended February 28, 2013 combines the historical results of AZZ for the year ended February 28, 2013 and the historical results of Aquilex SRO for the periods January 1, 2012 to February 2, 2012 (Predecessor), and February 3, 2012 to December 31, 2012 (Successor).  The unaudited pro forma condensed combined consolidated statements of earnings are presented as if the acquisition had occurred on March 1, 2012.

The acquisition of Aquilex SRO has been accounted for under the acquisition method of accounting.  Accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition.  These allocations reflect various preliminary estimates and analyses, including preliminary work performed by third-party valuation specialists, and are subject to change during the purchase price allocation period as valuations are finalized.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with AZZ's historical consolidated financial statements and accompanying notes contained in AZZ's Annual Report on Form 10-K for its fiscal year ended February 28, 2013 and Aquilex SRO's historical audited consolidated financial statements and accompanying notes for its fiscal year ended December 31, 2012 which is included as Exhibit 99.1 to this Form 8-K/A.

(c)           The following exhibits are filed as part of this report.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Audited consolidated financial statements of Aquilex Specialty Repair & Overhaul LLC and Subsidiaries as of December 31, 2012 and 2011 and for the periods ended February 3, 2012 to December 31, 2012 (Successor) and January 1, 2012 to February 2, 2012 (Predecessor) and year ended December 31, 2011 (Predecessor)

FORWARD LOOKING STATEMENTS

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described herein. This Form 8-K may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ's growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ's Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov.

In addition, certain factors regarding AZZ's acquisition of Aquilex SRO could affect the outcome of the matters described herein, including, but not limited to, (1) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (2) risks that the transaction disrupts current plans and operations, (3) changes in customer demand and response to products and services offered by Aquilex SRO and (4) changes in the economic conditions of the various markets that Aquilex SRO serves.

You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

AZZ incorporated
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
For the Year Ended February 28, 2013

	Historical

	For the Year ended February 28, 2013	For the period February 3, 2012 to December 31, 2012	For the period January 1 2012 to February 2, 2012	Pro Forma		Pro Forma
In thousands, except per share amounts	AZZ	Aquilex SRO (Successor)	Predecessor	Adjustments		Combined

Net Sales	$570,594	$200,904	11,628	—		$783,126

Costs and expenses
Cost of sales	406,422	156,234	9,818	47	(1)	572,521
Selling, general and administrative	66,189	24,348	2,504	8,403	(2)	101,444
Interest expense	13,073	10,681	3,182	(8,764)	(3)	18,172
Depreciation and amortization		5,541	597	(6,138)	(2)	—
Restructuring charges	—	3,836	3,723	‑		7,559
Net Gain on sale or insurance settlement of property, plant and equipment	(8,303)	—	—	—		(8,303)
Other expense (income)	(1,155)	(147)	(62)	—		(1,364)
	476,225	200,493	19,762	(6,452)		690,029

Income (loss) before income taxes	94,369	411	(8,134)	6,452		93,097
Income tax expense	33,913	1,716	1,125	(2,029)	(4)	34,725

Net income	$60,456	$(1,305)	(9,259)	$8,481		$58,372

Earnings per common share:
Basic earnings per share	$2.39					$2.31

Diluted earnings per share	$2.37					$2.28

Weighted average common shares	25,320,147					25,320,147

Weighted average common shares and potentially dilutive common shares	25,560,594					25,560,594

AZZ incorporated
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of February 28, 2013

	Historical
	February 28, 2013	December 31, 2012	Pro Forma		Pro Forma
In thousands	AZZ	Aquilex SRO	Adjustments		Combined

Assets

Current assets:
Cash and cash equivalents	$55,598	3,801	$(14,443)	(5)	$44,956
Accounts receivable	97,857	27,567	32,418	(6)	157,842
Inventories	82,331	10,896	439	(6)	93,666
Costs and estimated earnings in excess of billings On uncompleted contracts	12,878	5,295	2,670	(6)	20,843
Deferred income taxes	7,616	79	19	(7)	7,714
Prepaid expenses and other	6,152	1,681	433	(6)	8,266

Total current assets	262,432	49,319	21,536		333,287

Property, plant and equipment, net	154,476	28,910	(1,241)	(8)	182,145
Goodwill	171,886	53,377	56,106	(9)	281,369
Intangibles and other assets	105,410	89,256	1,830	(10)	196,496

Total assets	$694,204	220,862	$78,231		$993,297

Liabilities and Equity

Current Liabilities:
Accounts payable	$28,922	4,233	$3,757	(6)	$36,912
Income tax payable	569	65	274	(6)	908
Accrued salaries and wages	11,013	—	7,135	(11)	18,148
Other accrued liabilities	14,813	14,018	(6,388)	(11) (6)	22,443
Customer advance payment	39,168	—	—		39,168
Profit sharing	8,360	—	—		8,360
Billings in excess of costs and estimated earnings on uncompleted contracts	1,770	846	1,745	(6)	4,361
Long-term debt due within one year	14,286	884	(884)	(12)	14,286

Total current liabilities	118,901	20,046	5,639		144,586

Long-term debt due after one year	196,429	89,318	182,682	(13)	468,429
Long-term accrued liability	8,537	1,840	(1,840)	(14)	8,537
Deferred income taxes	36,403	—	1,408	(7)	37,811
Total liabilities	360,270	111,204	187,889		659,363

Shareholders' equity	333,934	109,658	(109,658)	(15)	333,934

Total shareholders' equity	333,934	109,658	(109,658)		333,934

Total liabilities and shareholders' equity	$694,204	220,862	$78,231		$993,297

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Pro Forma Presentation

On March 29, 2013, we completed our acquisition (the “Acquisition”) of all of the equity securities of Aquilex Specialty Repair and Overhaul LLC, a Delaware limited liability company (“Aquilex SRO”), pursuant to the terms of the Securities Purchase Agreement dated February 22, 2013 (the “Purchase Agreement”). Aquilex SRO provides the energy industry with specialty repair and overhaul solutions designed to improve mechanical integrity and extend component life. The Acquisition is part of our strategy to expand our offerings in the Electrical and Industrial Products and Services Segment to enhance our presence in the power generation market.

The Purchase Agreement provided for AZZ's acquisition of all equity securities of Aquilex for cash consideration in the amount of $276.9 million, subject to adjustment as set forth in the Purchase Agreement

Under the acquisition method of accounting the total purchase price will be allocated to Aquilex SRO's net tangible and intangible assets based on their estimated fair values as of March 29, 2013, the date on which AZZ acquired control. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill.  AZZ has made a preliminary allocation of the estimated purchase price using estimates as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements as follows (in thousands):

Purchase Price Allocation

Current Assets	$81,615
Property and Equipment	27,669
Intangible Assets	85,000
Goodwill	109,483
Other Assets	303
Total Assets Acquired	304,070
Current Liabilities	(27,093)
Net Assets Acquired	$276,977

On February 3, 2012, Aquilex SRO (Predecessor) became majority owned by affiliates of Centerbridge Partners L.P. when it completed a consensual out-of-court financial restructuring with lenders under its First Lien Credit Agreement and Second Lien Credit Agreement and holders. All membership interest of Aquilex Holdings LLC outstanding prior to February 3, 2012 were cancelled. In conjunction with the debt-for-equity exchange, holders of Senior Notes invested $80,000 of new equity in the Parent Company in exchange for new Preferred Units. Proceeds from the cash equity investment were used to pay down debt on the First Lien Credit Agreement and to pay expenses associated with the transaction. The Parent Company's debt was reduced from approximately $441,324 to $136,509 as a result of the transaction. This change in control resulted in a new basis of accounting for Aquilex SRO (Successor). Accordingly, the 2012 historical financial results for Aquilex SRO have been presented for the Successor and Predecessor companies' separately.

Note 2.  Reclassifications

Certain reclassifications have been made to conform Aquilex SRO's historical amounts to AZZ's presentation.  These reclassifications relate primarily to reclassifying Aquilex SRO's depreciation and amortization expense and other accrued liabilities which are included in a line item on Aquilex SRO's historical statement of earnings and historical balance sheet to the appropriate line items as presented on AZZ's historical consolidated balance sheet and statement of earnings.

Note 3.  Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(1)	Increased depreciation and amortization expense of $47 for the year ended February 29, 2013, resulting from the step up in value of property, plant and equipment.

(2)
Reclassification of depreciation and amortization expense to selling, general and administrative expense of $5,541 and $597 for the year ended February 28, 2013 to conform to AZZ presentation, increased depreciation and amortization expense of $2,719 for the year ended February 28, 2013, resulting from the fair value adjustments of intangibles and different estimated lives, and decreased of $454 related to acquisition costs incurred for the year ended February 28, 2013.

(3)
Reflects reductions in interest expense of $10,681 and $3,182 related to Aquliex SRO debt not assumed plus an increase in interest expense of $5,440 related to new debt issued to facilitate the acquisition of Aquilex SRO, and decreased amortization expense of $341 for the year ended February 28, 2013, resulting from the decrease in deferred financing costs.

(4)	Adjustment to income tax expense for estimated effective tax rate.

(5)
Reflects an change in cash from acquisition of Aquilex SRO with proceeds of $272,000 for new debt issued less deferred financing costs associated with new debt of $5,881 less cash required to purchase Aquilex SRO of $276,977 and changes in working capital from December 31, 2012 to date of acquisition.

(6)	Adjustments to working capital accounts from December 31, 2012 to date of acquisition.

(7)	Adjustments to deferred income taxes for differing income tax basis of various assets and liabilities of Aquilex SRO as of the acquisition date.

(8)
Adjustments to property, plant and equipment for changes from December 31, 2012 to date of acquisition and certain fair value adjustments per independent appraisal.  The estimated weighted average life for these acquired assets is 8.7 years.  Expected life of acquired assets ranged from one to fifteen years.

(9)	Goodwill resulting from excess of purchase price over fair value of net assets and liabilities acquired as of acquisition date.

(10)
Fair value adjustment of other assets and intangibles for tradename, customer relationships, technology, contract, leases and deferred financing costs.  The weighted average straight line amortization period for the tradename, customer relationships, and technology assets list is 13.8 years. Favorable contracts and leases are amortized over the life of the agreements. Deferred financing costs are amortized straight line over the life of the respective debt, which approximates the effective interest method.

(11)	Reclassification of salaries and wages of $7,135 to conform to AZZ's presentation.

(12)	Adjustments to long-term debt due within one year for Aquilex SRO debt not assumed by AZZ as part of purchase agreement.

(13)	Reflects reductions in long-term debt of $89,318 for debt not assumed by AZZ and in increase in long-term debt of $272,000 for new debt obtained to purchase Aquilex SRO.

(14)	Elimination of long term income tax liability not assumed by AZZ in purchase agreement.

(15)	Elimination of shareholders' equity accounts of Aquilex SRO.

Note 4.  Pro Forma Earnings Per Share

Pro forma earnings per share reflects the combined earnings per share using AZZ weighted common and potentially dilutive shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 6/11/13	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Number	Exhibit Description-+

Exhibit 23.1	Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Exhibit 99.1
Audited consolidated financial statements of Aquilex Specialty Repair & Overhaul LLC and Subsidiaries as of December 31, 2012 and 2011 and for the periods ended February 3, 2012 to December 31, 2012 (Successor) and January 1, 2012 to February 2, 2012 (Predecessor) and year ended December 31, 2011 (Predecessor)